3: E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 26, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Section 2 - Financial Information

Item 2.02     Results of Operations and Financial Condition

                  On April 26, 2005, the Registrant announced its consolidated financial results for the quarter ended March 31, 2005. A copy of the Registrant's earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

April 26, 2005

April 26, 2005	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REAFFIRMS FULL-YEAR OUTLOOK
AND REPORTS FIRST QUARTER 2005 EARNINGS AT MID-POINT OF GUIDANCE

Highlights
  First quarter 2005 earnings per share were $0.96, at the mid-point of the company's previously announced outlook for the quarter. The company reaffirms its full-year earnings per share outlook of between $2.65 and $2.85.
  Segment sales were $7.8 billion in the quarter. Excluding divested Textiles & Interiors businesses and special items, segment sales increased 11 percent, pretax operating income (PTOI) increased 14 percent and PTOI margin improved from 20 percent to 21 percent.
  Local prices were 5 percent higher than the prior year, more than offsetting the negative impact of higher energy and ingredient costs.
  In a separate news release, the company announced that it increased its second quarter dividend on common stock by 6 percent to $0.37 per share.

                    "This was the fifth consecutive quarter that operating margins improved despite increased cost for energy and raw materials," said Charles O. Holliday, Jr., DuPont Chairman & Chief Executive Officer. "We continue to help our customers grow by putting our science to work, expanding in emerging markets and staying intensely focused on cost productivity."

Earnings Comparisons
($ per share diluted)

	1Q'05	1Q'04
Reported Net Income	.96	.66
Special Items (see schedules A and B)	-	(.30)
Earnings Before Special Items	.96	.96

Global Consolidated Net Sales and Net Income
                    Consolidated net sales for the first quarter were $7.4 billion compared to $8.1 billion in the first quarter 2004. Net income for the first quarter was $967 million or $.96 per share. First quarter 2004 net income was $668 million or $.66 per share.
Earnings Per Share
                   The table below reconciles 2005 first quarter earnings per share to first quarter 2004 before special items, by major element:

Earnings Per Share (EPS)

1st Quarter

EPS before Special Items - 2004	$ .96

Variance versus 1st Qtr. 2004 from:
Local Prices	$ .24
Volume	.03
Variable Costs	(.19)
Fixed Costs	.00
Currency	.04
Other Income	.02
Textiles & Interiors (divested in 2004)	(.13)
All Other	(.01)

EPS before Special Items - 2005	$ .96

1st Quarter

Reported EPS - 2004	$ .66

Reported EPS - 2005	$ .96

Business Segment Performance - Segment Sales
                    Segment sales in the first quarter 2005 were $7.8 billion. First quarter 2004 sales of $8.9 billion included $1.9 billion from divested Textiles & Interiors businesses. As shown below, excluding these businesses, sales increased 11 percent versus 2004. Sales growth resulted from 5 percent higher local selling prices, 2 percent volume growth, a 2 percent benefit from currency, and a 2 percent increase from consolidation of DuPont Dow Elastomers (DDE). Positive pricing momentum for the Core Segments continued throughout the first quarter.
	Three Months Ended		Percentage Change Due to
SEGMENT SALES*	March 31		U.S. $		Portfolio
(Dollars in billions)	$	% Change	Price	Volume	Change**

Agriculture & Nutrition	$2.4	7%	5	2	-
Coatings & Color Technologies	1.5	8	6	2	-
Electronic & Communication
Technologies	0.8	5	7	(2)	-
Performance Materials	1.8	18	11	(3)	10
Safety & Protection	1.3	18	8	10	-

Total Core Segments	$7.8	11%	7	2	2

                    The following table shows core segment sales on a regional basis:
	Three Months Ended		Percentage Change Due to
SEGMENT SALES*	March 31		Local	Currency		Portfolio
(Dollars in billions)	$	% Change	Price	Effect	Volume	Change**

U.S.	$3.3	5%	6	-	(2)	1
Europe	2.5	12	2	6	2	2
Asia Pacific	1.3	22	5	3	10	4
Canada & Latin America	0.7	16	5	4	6	1

Total Core Segments	$7.8	11%	5	2	2	2

*	Includes transfers and a pro rata share of equity affiliate sales.
**	Additional sales from the consolidation of DDE as a variable interest entity.

Business Segment Performance - PTOI
                    Segment PTOI for the quarter was $1,608 million versus $1,033 million in the first quarter 2004. Excluding Textiles & Interiors and special items in the prior year, PTOI grew 14 percent. Segment PTOI and percentage changes versus first quarter 2004, both excluding and including prior-year special items, are shown below:
	Three Months Ended March 31, 2005
		% Change	% Change
		vs. 2004	vs. 2004
PRETAX OPERATING INCOME	(Dollars	Excluding	Including
(Excluding Textiles & Interiors)	in millions)	Special Items	Special Items

Agriculture & Nutrition	$ 757	20%	20%
Coatings & Color Technologies	166	(12)	8
Electronic & Communication Technologies	105	14	14
Performance Materials	211	35	NM
Pharmaceuticals	159	7	7
Safety & Protection	231	0	0
Other	(21)	NM	NM

Total	$1,608	14%	31%
  Agriculture & Nutrition segment sales were $2.4 billion, up 7 percent. USD pricing was 5 percent higher, largely reflecting higher seed prices, and volumes were up 2 percent, largely in crop protection products. First quarter 2005 PTOI was $757 million, up 20 percent from the first quarter 2004, reflecting the benefit of higher sales and improved cost productivity.
  Coatings & Color Technologies segment sales were $1.5 billion, up 8 percent on 6 percent higher USD prices and 2 percent higher volume, despite weakening North American automotive production. Local prices improved principally in titanium dioxide and specialty coatings. Volume growth was led by titanium dioxide and automotive refinish coatings. PTOI, excluding a 2004 special item, was down 12 percent. Earnings growth in titanium dioxide was offset by the impact of higher raw material costs in coatings businesses and lower North American automotive OEM volumes.
  Electronic & Communication Technologies segment sales were $854 million, up 5 percent on 7 percent higher USD prices and 2 percent lower volume, principally in non-electronic markets. Strong demand for flexible circuit and plasma display materials, positive fluorochemical pricing and productivity gains more than offset higher raw material costs. PTOI increased 14 percent. PTOI of $105 million was reduced by a $15 million reserve in connection with the EPA administrative complaint related to PFOA.

  Performance Materials segment sales were $1.8 billion, up 18 percent on 11 percent higher USD pricing, 3 percent lower volumes and 10 percent positive impact from consolidating DDE. Higher prices, favorable product mix and strong cost productivity gains more than offset higher raw material costs and lower volumes in automotive markets. PTOI, excluding a 2004 special item, increased 35 percent to $211 million.
  Safety & Protection segment sales were $1.3 billion, up 18 percent, reflecting 8 percent higher USD prices and 10 percent higher volume. Price improvement reflects higher local prices for aramids, nonwovens, and chemicals as well as raw material cost pass-through pricing in industrial chemicals. Higher raw materials costs and higher fixed costs, including growth initiatives, offset the benefit from higher sales. First quarter 2005 PTOI was $231 million, unchanged from the first quarter 2004.

          Additional information on segment performance including reconciliation of segment non-GAAP measures to GAAP is shown on schedules C, D, and F. The company encourages review of these schedules, along with information available on the DuPont Investor Center at www.DuPont.com.
Outlook
          "We are confident we will grow earnings and cash flow again this year even though raw material costs are now much higher than anyone expected," said Holliday. "That confidence comes from our growing stream of new products, our strong growth rates in emerging markets and our intense focus on productivity."
          DuPont reaffirms its 2005 outlook for earnings per share of between $2.65 and $2.85, and its expectation that approximately 70 percent of full-year earnings will be realized in the first half.
          The company now expects current market trends for energy-related costs to increase raw material costs significantly more than previously expected. All other key expectations underlying this outlook, described below, are unchanged from those in the company's prior outlook for 2005.
          Revenue growth:

    Sales from new products are expected to increase to 33 percent of total sales as the company continues to introduce new products and realizes the full advantage of hundreds of new products introduced in the previous four years.
    The pricing momentum created in 2004 will continue.
    Emerging market growth is expected to continue to outpace global GDP growth as the company increases its penetration into those markets.

          Productivity improvements:

    The application of Six Sigma technologies to global sourcing, energy reduction, yield improvements, increases in manufacturing uptime and other supply chain efficiencies will intensify in 2005.
    The company will improve operating margins by realizing the full-year savings from the 2004 $900 million cost improvement program coupled with increases in sales and marketing effectiveness and improved pricing.

          Global economy:

    Worldwide industrial economic growth will be at historical trend line rates with strong growth in Eastern Europe, China and Latin America, and growth slightly below trend line levels in North America and Western Europe.

          "As we announced earlier today, increasing the dividend to our shareholders underscores our financial strength, our strong operating results and our confidence in the company's continued sustainable growth," said Holliday.

Use of Non-GAAP Measures: Management believes that measures of earnings before special items ("non-GAAP" information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of non-GAAP measures to GAAP is provided in Schedule F.

          DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and protective apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

4/26/05

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE A
	Three Months Ended
CONSOLIDATED INCOME STATEMENT	March 31,
(Dollars in millions, except per share)	2005	2004

NET SALES	$7,431	$8,073
Other Income(a)	395	132

Total	7,826	8,205

Cost of Goods Sold and Other Operating Charges(b)	5,051	5,757
Selling, General and Administrative Expenses	807	820
Amortization of Intangible Assets	57	54
Research and Development Expense	313	337
Interest Expense	104	85
Separation Charges - Textiles & Interiors(c)	-	345

Total	6,332	7,398

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	1,494	807
Provision for Income Taxes(d)	509	126
Minority Interests in Earnings of Consolidated Subsidiaries	18	13

NET INCOME	$ 967	$ 668

BASIC EARNINGS PER SHARE OF COMMON STOCK(e)
Net Income	$ 0.97	$ 0.67

DILUTED EARNINGS PER SHARE OF COMMON STOCK(e)
Net Income	$ 0.96	$ 0.66

DIVIDENDS PER SHARE OF COMMON STOCK	$ 0.35	$ 0.35

NOTES TO CONSOLIDATED INCOME STATEMENT
(a)

First quarter 2004 includes a charge of $150 in the Performance Materials segment to provide for the company's share of anticipated losses associated with DuPont Dow Elastomers LLC antitrust litigation matters.

(b)	First quarter 2004 includes a charge of $36 in the Coatings & Color Technologies segment to provide for the anticipated settlement of litigation in Refinish.

(c)	First quarter 2004 reflects an INVISTA-related charge of $345 which includes an agreed upon reduction in sales price of $240, and other changes in estimates associated with the sale.

(d)	First quarter 2004 includes tax benefits of $210 related to the anticipated separation of INVISTA.

(e)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended
	March 31
	Basic	Diluted

2005	996,304,498	1,005,997,377
2004	999,242,763	1,003,401,021

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE B

SPECIAL ITEMS
(Dollars in millions, except per share)
	Pretax		After-Tax		($ Per Share)
	2005	2004	2005	2004	2005	2004

1st Quarter:

INVISTA Separation Charges		$(345)		$(135)		$(.14)

DuPont Dow Elastomers LLC
Litigation Reserve		(150)		(138)		(.14)

Refinish Litigation Settlement		(36)		(23)		(.02)

1st Quarter - Total		$(531)		$(296)		$(.30)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE C
	Three Months Ended
CONSOLIDATED SEGMENT INFORMATION(1)	March 31,
(Dollars in millions)	2005	2004

SEGMENT SALES(2)
Agriculture & Nutrition	$2,356	$2,201
Coatings & Color Technologies	1,536	1,417
Electronic & Communication Technologies	854	816
Performance Materials	1,785	1,519
Safety & Protection	1,282	1,089
Textiles & Interiors	N/A	1,883
Other	12	12

Total Segment Sales	7,825	8,937

Elimination of Transfers	(78)	(251)
Elimination of Equity Affiliate Sales	(316)	(613)

CONSOLIDATED NET SALES	$7,431	$8,073

PRETAX OPERATING INCOME (LOSS) (PTOI)(3)
Agriculture & Nutrition	$ 757	$ 631
Coatings & Color Technologies(b)	166	153
Electronic & Communication Technologies	105	92
Performance Materials(a)	211	6
Pharmaceuticals	159	148
Safety & Protection	231	231
Textiles & Interiors(c)	N/A	(195)
Other	(21)	(33)

Total Segment PTOI	1,608	1,033

Exchange Gains and Losses(4)	111	(13)
Corporate Expenses & Interest	(225)	(213)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	$1,494	$ 807

(1)

Certain reclassifications of segment data have been made to reflect changes in organizational structure. Beginning in 2005, Textiles & Interiors is no longer an operating segment of the company. The remaining assets and charges related to separation activities are reported under Other.

(2)	Includes transfers and pro rata share of equity affiliate sales.
(3)	See respective Notes to Consolidated Income Statement for segment specific details.
(4)

Net after-tax exchange losses for first quarter 2005 and 2004 were $38 and $32, respectively. Gains and losses resulting from the company's hedging program are largely offset by associated tax charges and benefits.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE D

SEGMENT INFORMATION EXCLUDING IMPACT OF SPECIAL ITEMS
(Dollars in millions)
	Three Months Ended
	March 31
	2005	2004	% Chg.
PRETAX OPERATING INCOME (LOSS)
Agriculture & Nutrition	$ 757	$ 631	20%
Coatings & Color Technologies	166	189	(12)
Electronic & Communication Technologies	105	92	14
Performance Materials	211	156	35
Pharmaceuticals	159	148	7
Safety & Protection	231	231	-
Textiles & Interiors	N/A	150	N/M
Other	(21)	(33)	N/M

Total Segment PTOI	1,608	1,564	3

Exchange Gains and Losses(1)	111	(13)
Corporate Expenses & Interest	(225)	(213)

INCOME BEFORE SPECIAL ITEMS, INCOME TAXES AND MINORITY
INTERESTS	1,494	1,338	12

Special Items	-	(531)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	$1,494	$ 807	85%

(1)

Net after-tax exchange losses for first quarter 2005 and 2004 were $38 and $32, respectively. Gains and losses resulting from the company's hedging program are generally offset by associated tax charges and benefits.

SCHEDULE E

SELECTED INCOME STATEMENT DATA EXCLUDING IMPACT OF SPECIAL ITEMS
(Dollars in millions, except per share)

	Three Months Ended
	March 31
	2005	2004	% Chg.

Consolidated Net Sales	$7,431	$8,073	(8)%
Segment Sales	7,825	8,937	(12)
Segment PTOI*	1,608	1,564	3
EBIT*	1,547	1,401	10
EBITDA*	1,879	1,711	10
Income Before Income Taxes and
Minority Interests	1,494	1,338	12
EPS - Diluted	0.96	0.96	-

*	See Reconciliation of Non-GAAP Measures (Schedule F)

SCHEDULE F

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)

Reconciliation of Segment PTOI
	Three Months Ended
	March 31,
	2005	2004

Segment PTOI Before Special Items	$1,608	$1,564
Special Items included in Segment PTOI	-	(531)

Segment PTOI	$1,608	$1,033

Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended
	March 31,
	2005	2004
Income Before Income Taxes and
Minority Interests	$1,494	$ 807

Less: Minority Interest in Earnings
of Consolidated Subsidiaries(1)	(19)	(11)
Add: Net Interest Expense(2)	72	74
Special Items	-	531

EBIT	1,547	1,401

Add: Depreciation and Amortization(3)	332	310

EBITDA	$1,879	$1,711

(1)	Excludes income taxes and corporate minority interests.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

Reconciliation of Base income Tax Rate to Effective Income Tax Rate

	Three Months Ended
	March 31,
	2005	2004

Income Before Income Taxes and
Minority Interests	$1,494	$ 807

Remove: Special Items - Charge	-	531

Net Exchange (Gains)/Losses	(111)	13

Income Before Income Taxes,
Special Items, Exchange Gains/Losses
and Minority Interests	$1,383	$1,351

Provision for Income Taxes	$ 509	$ 126

Remove: Tax on Special Items	-	235

Tax on Exchange Gains/Losses	(149)	(19)

Provision for Income Taxes,
Excluding Taxes on Special Items and
Exchange Gains/Losses	$ 360	$ 342

Effective Income Tax Rate	34.1%	15.6%

Base Income Tax Rate	26.0%	25.3%